                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-30917 of Sterling Chemicals Holdings, Inc. on Form S-3 and Registration Statement No. 333-52795 of Sterling Chemicals Holdings, Inc. on Form S-8 of our report dated December 20, 2001 appearing on page 102 in this Annual Report on Form 10-K of Sterling Chemicals Holdings, Inc. for the year ended September 30, 2001.



DELOITTE & TOUCHE LLP
Houston, Texas
December 20, 2001